Exhibit 99.1

                             SUBSCRIPTION AGREEMENT



Mr. Lance Dean
ToyZap.com, Inc.
629 Deforest Road
Coppell, Texas 75019

Dear Mr. Dean,

Concurrent with the execution of this Subscription Agreement (this "Agreement'), the undersigned (the "Purchaser") is purchasing ______________ (______________) shares of common stock, par value $0.001 per share ("Common Stock"), of
TOYZAP.COM, INC. (the "Company") at a price of $0.075 per share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of shares of Common Stock of the Company and hereby agrees to pay herewith the Subscription Price for such shares.

Purchaser further confirms that Mr. Lance Dean solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Dean.

Executed this _____ day of _______________, 200_____.


                                                     ___________________________
                                                     Signature of Purchaser

                                                     ___________________________
                                                     Printed Name of Purchaser

                                                     ___________________________
                                                     __________________________
                                                     Address of Purchaser

                     MAKE CHECK PAYABLE TO: TOYZAP.COM, INC.

                    PLEASE ENSURE FUNDS ARE IN U.S. DOLLARS.

   Number of Shares Purchased                      US$ Total Subscription Price

 ______________________________   X $0.075   =   $______________________________


Form of Payment: Cash:__________       Check #:__________       Other:__________